SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2004

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard Milpitas, CA 95035
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5.                         Other Events

On February 13, 2004, Adaptec, Inc. issued a press release announcing that it has completed the purchase of Elipsan Limited, a network storage software provider, for $19.5 million in cash.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.                         Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued by Adaptec, Inc. on February 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Kenneth B. Arola
Kenneth B. Arola
Vice President and Corporate Controller
(principal accounting officer)		Date: February 17, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Adaptec, Inc. on February 13, 2004.